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                                                                Exhibit 23(c)


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-80243 of Esenjay Exploration, Inc. on Form S-4 of our report dated April 14, 1999, appearing in the Annual Report on Form 10-KSB/A of Esenjay Exploration, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Joint Proxy and Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
August 23, 1999